EXHIBIT 4.1
-----------




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                   JONES LANG LASALLE FINANCE B.V.,
                                Issuer


                   JONES LANG LASALLE INCORPORATED,
                  JONES LANG LASALLE AMERICAS, INC.,
                 LASALLE INVESTMENT MANAGEMENT, INC.,
                JONES LANG LASALLE INTERNATIONAL, INC.,
                JONES LANG LASALLE CO-INVESTMENT, INC.,
                   LASALLE HOTEL ADVISORS, INC. and
                      JONES LANG LASALLE LIMITED,
                              Guarantors


                                  and


                         THE BANK OF NEW YORK,
                                Trustee


                    ------------------------------


                               Indenture

                       Dated as of July 26, 2000


                    ------------------------------


                       9% Senior Notes due 2007




          ==================================================

                         CROSS-REFERENCE TABLE
                         ---------------------


TIA Sections                                         Indenture Sections
------------                                         ------------------

310  (a)(1) . . . . . . . . . . . . . . . . . . . .     7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . .     7.10
     (b)    . . . . . . . . . . . . . . . . . . . .     7.03; 7.08
311  (a)    . . . . . . . . . . . . . . . . . . . .     7.03
     (b)    . . . . . . . . . . . . . . . . . . . .     7.03
312  (a)    . . . . . . . . . . . . . . . . . . . .     2.04
     (b)    . . . . . . . . . . . . . . . . . . . .     11.02
     (c)    . . . . . . . . . . . . . . . . . . . .     11.02
313  (a)    . . . . . . . . . . . . . . . . . . . .     7.06
     (b)(2) . . . . . . . . . . . . . . . . . . . .     7.07
     (c)    . . . . . . . . . . . . . . . . . . . .     7.05; 7.06;
            . . . . . . . . . . . . . . . . . . . .     11.02
     (d)    . . . . . . . . . . . . . . . . . . . .     7.06
314  (a)    . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
     (a)(4) . . . . . . . . . . . . . . . . . . . .     4.17; 11.02
     (c)(1) . . . . . . . . . . . . . . . . . . . .     11.03(c)(2)
                                                        11.03
     (e)    . . . . . . . . . . . . . . . . . . . .     4.17; 11.04
315  (a)    . . . . . . . . . . . . . . . . . . . .     7.02
     (b)    . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
     (c)    . . . . . . . . . . . . . . . . . . . .     7.02
     (d)    . . . . . . . . . . . . . . . . . . . .     7.02
     (e)    . . . . . . . . . . . . . . . . . . . .     6.11
316  (a)(1)(A). . . . . . . . . . . . . . . . . . .     6.05
     (a)(1)(B). . . . . . . . . . . . . . . . . . .     6.04
     (b)    . . . . . . . . . . . . . . . . . . . .     6.07
     (c)    . . . . . . . . . . . . . . . . . . . .     9.03
317  (a)(1) . . . . . . . . . . . . . . . . . . . .     6.08
     (a)(2) . . . . . . . . . . . . . . . . . . . .     6.09
     (b)    . . . . . . . . . . . . . . . . . . . .     2.05
318  (a)    . . . . . . . . . . . . . . . . . . . .     11.01
     (c)    . . . . . . . . . . . . . . . . . . . .     11.01

Note:      The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                           TABLE OF CONTENTS

                                                               Page

       ARTICLE ONE   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . .       1
SECTION 1.02.  Incorporation by Reference of Trust
              Indenture Act . . . . . . . . . . . . . . . .      21
SECTION 1.03.  Rules of Construction. . . . . . . . . . . .      21


                        ARTICLE TWO  THE NOTES

SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . .      22
SECTION 2.02.  Restrictive Legends. . . . . . . . . . . . .      23
SECTION 2.03.  Execution, Authentication and Denominations.      25
SECTION 2.04.  Registrar and Paying Agent . . . . . . . . .      25
SECTION 2.05.  Paying Agent to Hold Money in Trust. . . . .      26
SECTION 2.06.  Transfer and Exchange. . . . . . . . . . . .      27
SECTION 2.07.  Book-Entry Provisions for Global Notes . . .      28
SECTION 2.08.  Special Transfer Provisions. . . . . . . . .      29
SECTION 2.09.  Replacement Notes. . . . . . . . . . . . . .      31
SECTION 2.10.  Outstanding Notes. . . . . . . . . . . . . .      32
SECTION 2.11.  Temporary Notes. . . . . . . . . . . . . . .      32
SECTION 2.12.  Cancellation . . . . . . . . . . . . . . . .      33
SECTION 2.13.  CUSIP Numbers. . . . . . . . . . . . . . . .      33
SECTION 2.14.  Defaulted Interest . . . . . . . . . . . . .      33
SECTION 2.15.  Issuance of Additional Notes . . . . . . . .      33


                       ARTICLE THREE  REDEMPTION

SECTION 3.01.  Right of Redemption. . . . . . . . . . . . .      33
SECTION 3.02.  Notices to Trustee . . . . . . . . . . . . .      35
SECTION 3.03.  Selection of Notes to Be Redeemed. . . . . .      35
SECTION 3.04.  Notice of Redemption . . . . . . . . . . . .      35
SECTION 3.05.  Effect of Notice of Redemption . . . . . . .      36
SECTION 3.06.  Deposit of Redemption Price. . . . . . . . .      36
SECTION 3.07.  Payment of Notes Called for Redemption . . .      37
SECTION 3.08.  Notes Redeemed in Part . . . . . . . . . . .      37


                        ARTICLE FOUR  COVENANTS

SECTION 4.01.  Payment of Notes . . . . . . . . . . . . . .      37
SECTION 4.02.  Maintenance of Office or Agency. . . . . . .      37
SECTION 4.03.  Limitation on Indebtedness . . . . . . . . .      38
SECTION 4.04.  Limitation on Restricted Payments. . . . . .      40
SECTION 4.05.  Limitation on Dividend and Other Payment
              Restrictions Affecting Restricted Subsidiaries     43
SECTION 4.06.  Limitation on the Issuance and Sale of Capital
              Stock of Restricted Subsidiaries. . . . . . .      45
SECTION 4.07.  Limitation on Issuances of Guarantees
              by Restricted Subsidiaries. . . . . . . . . .      45
SECTION 4.08.  Limitation on Transactions with Stockholders
              and Affiliates. . . . . . . . . . . . . . . .      46
SECTION 4.09.  Limitation on Liens. . . . . . . . . . . . .      47
SECTION 4.10.  Limitation on Sale-Leaseback Transactions. .      48
SECTION 4.11.  Limitation on Asset Sales. . . . . . . . . .      48
SECTION 4.12.  Repurchase of Notes upon a Change of Control      49
SECTION 4.13.  Existence. . . . . . . . . . . . . . . . . .      50
SECTION 4.14.  Payment of Taxes and Other Claims. . . . . .      50
SECTION 4.15.  [Intentionally Omitted]. . . . . . . . . . .      50
SECTION 4.16.  Notice of Defaults . . . . . . . . . . . . .      50
SECTION 4.17.  Compliance Certificates. . . . . . . . . . .      50
SECTION 4.18.  SEC Reports and Reports to Holders . . . . .      51
SECTION 4.19.  Waiver of Stay, Extension or Usury Laws. . .      51
SECTION 4.20.  Additional Amounts . . . . . . . . . . . . .      51

                  ARTICLE FIVE  SUCCESSOR CORPORATION

SECTION 5.01.  When Company or Guarantors May Merge, Etc. .      53
SECTION 5.02.  Successor Substituted. . . . . . . . . . . .      54


                   ARTICLE SIX  DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default. . . . . . . . . . . . . .      54
SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . .      56
SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . .      56
SECTION 6.04.  Waiver of Past Defaults. . . . . . . . . . .      57
SECTION 6.05.  Control by Majority. . . . . . . . . . . . .      57
SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . .      57
SECTION 6.07.  Rights of Holders to Receive Payment . . . .      57
SECTION 6.08.  Collection Suit by Trustee . . . . . . . . .      58
SECTION 6.09.  Trustee May File Proofs of Claim . . . . . .      58
SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . .      58
SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . .      59
SECTION 6.12.  Restoration of Rights and Remedies . . . . .      59
SECTION 6.13.  Rights and Remedies Cumulative . . . . . . .      59
SECTION 6.14.  Delay or Omission Not Waiver . . . . . . . .      59


                        ARTICLE SEVEN  TRUSTEE

SECTION 7.01.  General. . . . . . . . . . . . . . . . . . .      59
SECTION 7.02.  Certain Rights of Trustee. . . . . . . . . .      60
SECTION 7.03.  Individual Rights of Trustee . . . . . . . .      61
SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . .      61
SECTION 7.05.  Notice of Default. . . . . . . . . . . . . .      61
SECTION 7.06.  Reports by Trustee to Holders. . . . . . . .      61
SECTION 7.07.  Compensation and Indemnity . . . . . . . . .      62
SECTION 7.08.  Replacement of Trustee . . . . . . . . . . .      62
SECTION 7.09.  Successor Trustee by Merger, Etc.. . . . . .      63
SECTION 7.10.  Eligibility. . . . . . . . . . . . . . . . .      64
SECTION 7.11.  Money Held in Trust. . . . . . . . . . . . .      64


                 ARTICLE EIGHT  DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations . . . .      64
SECTION 8.02.  Defeasance and Discharge of Indenture. . . .      65
SECTION 8.03.  Defeasance of Certain Obligations. . . . . .      66
SECTION 8.04.  Application of Trust Money . . . . . . . . .      66
SECTION 8.05.  Repayment to Company . . . . . . . . . . . .      66
SECTION 8.06.  Reinstatement. . . . . . . . . . . . . . . .      67


           ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders . . . . . . . . .      67
SECTION 9.02.  With Consent of Holders. . . . . . . . . . .      67
SECTION 9.03.  Revocation and Effect of Consent . . . . . .      68
SECTION 9.04.  Notation on or Exchange of Notes . . . . . .      69
SECTION 9.05.  Trustee to Sign Amendments, Etc. . . . . . .      69
SECTION 9.06.  Conformity with Trust Indenture Act. . . . .      69


                     ARTICLE TEN  NOTE GUARANTEES

SECTION 10.01.  Note Guarantee. . . . . . . . . . . . . . .      69
SECTION 10.02.  Obligations Unconditional . . . . . . . . .      71
SECTION 10.03.  Release of Note Guarantees. . . . . . . . .      72
SECTION 10.04.  Notice to Trustee . . . . . . . . . . . . .      72
SECTION 10.05.  This Article Not to Prevent Events
               of Default . . . . . . . . . . . . . . . . .      72

                     ARTICLE ELEVEN  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act of 1939 . . . . . . . .      72
SECTION 11.02.  Notices . . . . . . . . . . . . . . . . . .      72
SECTION 11.03.  Certificate and Opinion as to
               Conditions Precedent . . . . . . . . . . . .      73
SECTION 11.04.  Statements Required in Certificate or Opinion    73
SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar      73
SECTION 11.06.  Payment Date Other Than a Business Day. . .      74
SECTION 11.07.  Governing Law . . . . . . . . . . . . . . .      74
SECTION 11.08.  No Adverse Interpretation of Other Agreements    74
SECTION 11.09.  No Recourse Against Others. . . . . . . . .      74
SECTION 11.10.  Successors. . . . . . . . . . . . . . . . .      74
SECTION 11.11.  Duplicate Originals . . . . . . . . . . . .      74
SECTION 11.12.  Separability. . . . . . . . . . . . . . . .      74
SECTION 11.13.  Table of Contents, Headings, Etc. . . . . .      74
SECTION 11.14.  Counterparts. . . . . . . . . . . . . . . .      74
SECTION 11.15.  Submission to Jurisdiction; Appointment
               of Agent for Service . . . . . . . . . . . .      75
SECTION 11.16.  Judgment Currency . . . . . . . . . . . . .      75
SECTION 11.17.  Method of Payment . . . . . . . . . . . . .      75

EXHIBIT A  Form of Note . . . . . . . . . . . . . . . . . .     A-1


EXHIBIT B  Form of Certificate. . . . . . . . . . . . . . .     B-1


EXHIBIT C  Form of Certificate to Be Delivered in
           Connection  with Transfers Pursuant to
           Non-QIB Accredited Investors . . . . . . . . . .     C-1


EXHIBIT D  Form of Certificate to Be Delivered in
           Connection with Transfers Pursuant to
           Regulation S . . . . . . . . . . . . . . . . . .     D-1


EXHIBIT E  Form of Certificate for Transfer from
           Regulation S Global or Regulation S
           Certificated Note to a Restricted Global . . . .     E-1

     INDENTURE, dated as of July 26, 2000, among Jones Lang LaSalle
Finance B.V., a private limited liability company incorporated under the laws of the Netherlands (the "Company"), Jones Lang LaSalle Incorporated, a Maryland corporation ("JLL"), as parent Guarantor, Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, LaSalle Hotel Advisors, Inc., a Maryland corporation, and Jones Lang LaSalle Limited., a company organized under the laws of England and Wales, as Guarantors, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                               RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to _165,000,000 aggregate principal amount of the Company's 9% Senior Notes due 2007 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company and each Guarantor, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

     Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be a part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                 AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                              ARTICLE ONE
              DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions.

     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Additional Amounts" has the meaning set forth in Section 4.20.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of JLL and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

           (i) the net income (or loss) of any person (other than JLL) that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to JLL or any of its Restricted Subsidiaries by such person during such period;

           (ii) the net income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with JLL or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such person are acquired by JLL or any of its Restricted Subsidiaries;

           (iii) the net income of any Restricted Subsidiary (other than a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

           (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

           (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (x) any amount paid or accrued as dividends on preferred stock of JLL owned by persons other than JLL and any of its Restricted Subsidiaries and (y) all non-cash contributions and accruals to or with respect to deferred profit sharing or compensation in connection with the JLW Acquisition;

           (vi) all extraordinary gains and extraordinary losses (on an after-tax basis);

           (vii) except for purposes of calculating the Interest Coverage Ratio, any gains or losses (on an after-tax basis) attributable to sales of Investments to the extent of any net cash proceeds included in the calculation under clause (C)(3) of Section 4.04 or any gains or losses (on an after-tax basis) attributable to sales of Permitted Investments to the extent of any net cash proceeds included in the calculation under clause
(vii)(4) of the definition of "Permitted Investments"; and

           (viii) the cumulative effect of a change in accounting principles.

     "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, co-Registrar, Paying Agent or authenticating agent.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "Applicable Premium" has the meaning provided in Section 3.01.

     "Asset Acquisition" means (i) an Investment by JLL or any of its Restricted Subsidiaries in any other person pursuant to which such person shall become a Restricted Subsidiary or shall be merged into or consolidated with JLL or any of its Restricted Subsidiaries or (ii) an acquisition by JLL or any of its Restricted Subsidiaries of the property and assets of any person (other than JLL or any of its Restricted Subsidiaries) that constitute substantially all of a division or line of business of such person.

     "Asset Disposition" means the sale or other disposition by JLL or any of its Restricted Subsidiaries (other than to JLL or a Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the property and assets that constitute a division or line of business of JLL or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by JLL or any of its Restricted Subsidiaries to any person other than JLL or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary (other than any director's qualifying shares or Capital Stock held by foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares), (ii) all or substantially all of the property and assets of an operating unit or business of JLL or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of JLL or any of its Restricted Subsidiaries outside the ordinary course of business of JLL or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets,
(b) sales, transfers or other dispositions of assets permitted to be made under Section 4.04, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (i)(B) of Section 4.11, (d) a transaction constituting a Change of Control, provided that the Company or its successor complies with the provisions of Section 4.12 or (e) disposition of obsolete, uneconomical, worn out or surplus property or equipment.

     "Authorized Agent" has the meaning set forth in Section 11.15.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the board of directors of JLL or any authorized committee thereof.

     "Board Resolution" means a copy of a resolution duly adopted by the Board of Directors and in full force that is delivered to the Trustee.

     "Bund Rate" has the meaning provided in Section 3.01.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

     "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

     "Capitalized Lease Obligations" means, with respect to any person on any date of determination, the amount of such person's liabilities under Capitalized Leases, determined in accordance with GAAP.

     "Certificated Notes" has the meaning provided in Section 2.01 hereof.

     "Change of Control" means such time as (i) with respect to the Company, JLL ceases to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 99% of the total voting power of the Voting Stock of the Company or (ii) with respect to JLL, after the Closing Date, (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of JLL on a fully diluted basis; or
(b) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by JLL's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Closing Date" means the date on which the Notes are originally issued under this Indenture.

     "Co-Investment" means direct or indirect investments in real estate or real estate related assets (including securities) in order to attract or retain investments from clients or prospective clients with respect to those assets.

     "Common Depositary" means The Bank of New York, London Branch, or any of its successors acting in the capacity of common depositary for Euroclear and Clearstream.

     "common stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's equity, other than preferred stock of such person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "Compass Acquisition" means the acquisition by JLL and its Subsidiaries of Compass Management and Leasing, Inc. and companies from Lend Lease Corporation and its affiliates and all transactions in connection therewith.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated
Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense,
(iv) amortization expense, (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) and (vi) non-recurring charges, costs and expenses incurred by JLL and its Restricted Subsidiaries in connection with the Compass Acquisition and the JLW Acquisition, less all non-cash items increasing Adjusted Consolidated Net Income (other than items that represent the reversal of any accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for JLL and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by JLL or any of its Restricted Subsidiaries.

     "Consolidated Free Cash Flow" means, for any period, the Consolidated EBITDA for such period less, to the extent such amount was included in calculating such Consolidated EBITDA: (i) Consolidated Interest Expense and
(ii) income taxes, less capital expenditures made during such period, all as determined on a consolidated basis for JLL and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Free Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by JLL or any of its Restricted Subsidiaries

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by JLL or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by JLL and its Restricted Subsidiaries during such period; excluding, however,
(i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of JLL and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of JLL or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York, 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Administration, Global Finance Unit and, in the event the Notes are listed on the Luxembourg Stock Exchange, at Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955 Luxembourg;
Attention: Corporate Trust and Agencies.

     "Credit Agreement" means the Second Amended and Restated
Multicurrency Credit Agreement dated as of the date of this Indenture among the Company, the guarantors party thereto, the banks party thereto, Harris Trust and Savings Bank, as Administrative Agent, Co-Lead Arranger and Joint Bookrunner, The Chase Manhattan Bank, as Documentation Agent, Bank One, N.A., as Syndication Agent, Banc One Capital Markets, Inc., as Co-Lead Arranger and Joint Bookrunner and Chase Securities Inc., as Co-Arranger, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments or documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refinancing, replacement or substitution thereof or therefor, or of or for any previous refinancing, replacement or substitution.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" shall mean, with respect to the Regulation S Global and European 144A Global, Euroclear and Clearstream and, with respect to the DTC Rule 144A Global, DTC.

     "Disqualified Stock" means any class or series of Capital Stock of any person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the Holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "Asset Sale" or "Change of Control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "Asset Sale" or "Change of Control" provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.12 and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

     "DTC" means The Depository Trust Company, its nominees and their respective successors.

     "DTC Noteholder" has the meaning provided in Section 11.17.

     "DTC Rule 144A Global" has the meaning provided in Section 2.01.

     "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear system and any successor thereto.

     "Euroclear/Clearstream Noteholder" has the meaning provided in
Section 11.17.

     "Euro Paying Agent" means The Bank of New York, London Branch, located at One Canada Square, 48th Floor, London E14 5AL, United Kingdom and any successor paying agent.

     "European 144A Global" has the meaning provided in Section 2.01.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" has the meaning provided in Section 4.11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means any securities of the Company containing terms identical in all material respects to the Notes (except that such Exchange Notes will not bear legends restricting their transfer that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

     "Exchange Rate Agent" means The Bank of New York or any successor exchange rate agent.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith, in the case of any valuation of $1 million or less, by an executive officer of JLL and evidenced by an Officers' Certificate, or, in the case of any valuation of more than $1 million, by the Board of Directors and evidenced by a Board Resolution, in either such case whose determination shall be conclusive.

     "Foreign Subsidiary" means any Subsidiary of JLL that is organized under the laws of a jurisdiction other than the United States or any state thereof.

     "GAAP" means generally accepted accounting principles in the United States of America as applied by JLL as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Notes" has the meaning provided in Section 2.01.

     "Government Obligations" means securities that are direct and unconditional obligations of a European Union member country on the date of this Indenture (other than Greece, Portugal or Spain) and are not callable or redeemable at the option of the issuer thereof.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

     "Guarantors" means JLL, as parent guarantor, Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, LaSalle Hotel Advisors, Inc., a Maryland corporation, Jones Lang LaSalle Limited, a company organized under the laws of England and Wales, and any other Subsidiary which Guarantees the Notes pursuant to
Section 4.07.

     "Holder" or "Noteholder" means the registered holder of any Note.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any person at any date of determination (without duplication):

           (i)   all indebtedness of such person for borrowed money;

           (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

           (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement);

           (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

           (v)   all Capitalized Lease Obligations;

           (vi) all Indebtedness of other persons secured by a Lien on any asset of the person with respect to which a determination is being made, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

           (vii) all Indebtedness of other persons Guaranteed by the person with respect to which a determination is being made to the extent such Indebtedness is Guaranteed by such person; and

           (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been provided to the Trustee (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period.
In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of JLL, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary or has been merged with or into JLL or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, that is acquired or disposed of for which financial information is available.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing December 15, 2000.

     "Investment" in any person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of JLL or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by JLL or any of its Restricted Subsidiaries, of (or
in) any person that has ceased to be a Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of
Section 4.06. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, the amount of an Investment made or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced, respectively. A change in the form of an Investment shall not be regarded as a further Investment except to the extent JLL or any of its Subsidiaries invests any amounts in addition to any existing Investments.

     "JLL" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Section Five of this Indenture and thereafter means the successor.

     "JLW Acquisition" means the acquisition by JLL and its Subsidiaries of the entities conducting business worldwide under the names "Jones Lang Wooten" and "JLW" prior to such acquisition and all transactions in connection therewith.

     "Judgment Currency" has the meaning set forth in Section 11.16.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

           (i) with respect to any Asset Sale, the proceeds of such Asset Sale received by JLL or any Restricted Subsidiary (and excluding any amount received by other minority interest holders) in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (A) brokerage commissions and other fees and expenses (including fees and expenses of accountants, counsel, consultants and investment bankers) related to such Asset Sale, (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of JLL and its Restricted Subsidiaries, taken as a whole, (C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
(I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, and (D) appropriate amounts to be provided by JLL or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and

           (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New York Business Day" has the meaning set forth in Section 11.17.

     "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

     "Note Guarantee" means any Guarantee by any of the Guarantors, or any successor thereto, of the Company's obligations under this Indenture and the Notes.

     "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders thereof commenced by mailing a notice to the Trustee and each Holder stating:

           (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

           (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

           (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

           (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

           (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

           (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of _1,000 or integral multiples thereof.

On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of _1,000 or integral multiples thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or Managing Director or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 11.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Participant" means, with respect to DTC, Euroclear or Clearstream, a person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "Payment Date" has the meaning provided in the definition of Offer to Purchase.

     "Permanent Regulation S Global" has the meaning provided in Section
2.01.

     "Permitted Investment" means:

           (i) an Investment in JLL or a Restricted Subsidiary or a person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, JLL or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of JLL and its Restricted Subsidiaries on the date of such Investment;

           (ii)  Temporary Cash Investments;

           (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

           (iv) stock, obligations or securities received in satisfaction of judgments or received in settlements of debts created in the ordinary course of business;

           (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

           (vi) Interest Rate Agreements and Currency Agreements designed solely to protect JLL or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

           (vii) Co-Investments; provided that at the time of, and after giving effect to, such Co-Investment, the aggregate amount of all Co-Investments under this clause (vii) (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall not exceed:

                 (1)  $40 million, plus

                 (2) on or after January 1, 2001, an additional $40 million, plus

                 (3)  if greater than zero, the sum of:

                      (a) 35% of the aggregate amount of Consolidated Free Cash Flow (or, if Consolidated Free Cash Flow is negative, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by JLL or any Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus

                      (b) an amount equal to the net reduction in Co-Investments that constitute Investments (including
Investments in an Unrestricted Subsidiary) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in any case to JLL, the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any Co-Investment to the extent the gain is not included by the Company in the calculation under clause (C)(1) of Section 4.04 or redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries except to the extent that such redesignation is used in the calculation under clause (C)(3) of
Section 4.04 (valued in each case as provided in the definition of "Investment");

           (viii)     receivables owing to JLL or any Restricted
Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as JLL or any such Restricted Subsidiary deems reasonable under the circumstances;

           (ix) Investments in any person, including in the form of bonds, notes, debentures and other securities, to the extent such Investments represent the non-cash portion of the consideration received from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

           (x) Investments deemed to have been made as a result of the acquisition of a person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such person;

           (xi) loans or advances to directors, officers and employees made in the ordinary course of business in an aggregate not to exceed $10 million at any time outstanding;

           (xii) Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

           (xiii) Investments consisting of intercompany indebtedness not prohibited under this Indenture;

           (xiv) Investments consisting of Guarantees of Indebtedness of JLL or any Restricted Subsidiary not otherwise prohibited by this Indenture; and

           (xv) any Investment existing as of the Closing Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require JLL or any Restricted Subsidiary to make any additional cash or non-cash payments.

     "Permitted Liens" means:

           (i) Liens for taxes, assessments, governmental charges or claims that are not yet due and payable, that are not subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings and for which, if required by GAAP, a reserve or other appropriate provision in conformity with GAAP shall have been made;

           (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and deposits made to obtain the release of such Liens and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which, if required by GAAP, a reserve or other appropriate provision in conformity with GAAP shall have been made;

           (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

           (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

           (v) easements, reservations, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of JLL or any of its Restricted Subsidiaries;
           (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property acquired, constructed, leased, repaired or improved after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Purchase Money Indebtedness Incurred in accordance with Section 4.03, (b) such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction, improvement or repair or the commencement of full operation of such property and (c) such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements thereon;

           (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of JLL and its Restricted Subsidiaries, taken as a whole;

           (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of JLL or its Restricted Subsidiaries relating to such property or assets;

           (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

           (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

           (xi) Liens on assets or property of, shares of Capital Stock of or Indebtedness owed to, any person existing at the time such assets or property are acquired by JLL or any Restricted Subsidiary, or such person becomes a Restricted Subsidiary, or such person becomes a part of JLL or any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of JLL or any Restricted Subsidiary other than the property or assets so acquired;

           (xii) Liens in favor of JLL or any Restricted Subsidiary;

           (xiii) Liens arising from the rendering of a judgment that is not a final judgment or order against JLL or any Restricted Subsidiary with respect to which JLL or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment, and Liens arising from the rendering of a final judgment or order against JLL or any Restricted Subsidiary that does not give rise to an Event of Default;

           (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

           (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect JLL or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

           (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by JLL or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of JLL and its Restricted Subsidiaries;

           (xviii)    Liens on shares of Capital Stock of any
Unrestricted Subsidiary to secure Indebtedness of such Unrestricted
Subsidiary;

           (xix) Liens on or sales of receivables;

           (xx) Liens not otherwise permitted under Section 4.09 on property or assets securing Indebtedness and Liens on property or assets securing any Indebtedness Incurred in connection with any refinancing, replacement, renewal or refunding of such Indebtedness in an aggregate principal amount not exceeding $5 million at any time outstanding;

           (xxi) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (xi), (xii) and (xxiii) herein; provided that:

                 (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs of, or improvements to or on, such property); and

                 (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (I) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (xi), (xii) and (xxiii) herein at the time the original Lien became a Permitted Lien and
(II) an amount necessary to pay any fees and expenses, including premiums and prepayment penalties, related to such refinancings;

           (xxii)     Liens existing on the Closing Date;

           (xxiii)    Liens granted after the Closing Date on any assets
or Capital Stock of JLL or its Restricted Subsidiaries created in favor of the Holders;

           (xxiv) Liens securing Indebtedness which is Incurred to refinance, extend or renew secured Indebtedness which is permitted to be Incurred under clause (b)(iii) of Section 4.03; provided that such Liens do not extend to or cover any property or assets of JLL or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and

           (xxv) Liens on any property or assets of a Restricted
Subsidiary (other than the issuer or a Guarantor) securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03.

     "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "preferred stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference equity.

     "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

     "Purchase Money Indebtedness" means Indebtedness Incurred to finance, refinance or refund the cost (including the cost of improvement, construction or repair) of property or assets; provided that (i) such Indebtedness is Incurred prior to, at the time of or within six months after the later of the acquisition, the completion of construction, improvement or repair or the commencement of full operation of such property or assets and (ii) the principal amount of such Indebtedness does not exceed 100% of the cost of such property or assets.

     "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

     "Registrar" has the meaning provided in Section 2.04.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated July 19, 2000, between the Company, each of the Guarantors, Morgan Stanley & Co. International Limited, Bank of America International Limited, BMO Nesbitt Burns Corp. and Chase Manhattan International Limited and certain permitted assigns specified therein.

     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Certificated Notes" has the meaning provided in Section
2.01.

     "Regulation S Global" has the meaning provided in Section 2.01.

     "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant trust officer or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Global" has the meaning provided in Section 2.01.

     "Restricted Payment" has the meaning provided in Section 4.04.

     "Restricted Subsidiary" means any Guarantor other than JLL and each other Subsidiary of JLL other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Register" has the meaning provided in Section 2.04.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, the Company, any Guarantor other than JLL and any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of JLL, accounted for more than 10% of the consolidated revenues of JLL and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of JLL and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of JLL for such fiscal year.

     "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person.

     "Subsidiary Guarantee" has the meaning provided in Section 4.07.

     "Taxes" has the meaning provided in Section 4.20.

     "Taxing Authority" has the meaning provided in Section 4.20.

     "Temporary Cash Investment" means any of the following:

           (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof maturing within one year, provided that obligations purchased in connection with a defeasance of the Notes as provided under Section 8.02 or
8.03 may have maturities of longer than one year;

           (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company, and which bank or trust company has capital, surplus and undivided profits aggregating not less than $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

           (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

           (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a person (other than an Affiliate of JLL) with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

           (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

           (vi)  Government Obligations;

           (vii) demand deposit accounts maintained in the ordinary course of business; and

           (viii) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (i), (ii), (iv) and (vi) above.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "Trade Payables" means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by JLL or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means (i) any Subsidiary of JLL that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of JLL), other than the Company or any Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, JLL or any Restricted Subsidiary; provided that (A) any Guarantee by JLL or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by JLL or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and
Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Certificated Notes" has the meaning provided in Section 2.01.

     "U.S. Notes" has the meaning provided in Section 2.01.

     "U.S. Paying Agent" means The Bank of New York and any successor U.S. Paying Agent.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

     "Wholly Owned" means, with respect to any Subsidiary of any person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Capital Stock held by foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares ) by such person or one or more Wholly Owned Subsidiaries of such person.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security holder" means a Holder or a Noteholder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

           (i)   a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (iii) "or" is not exclusive;

           (iv) words in the singular include the plural, and words in the plural include the singular;

           (v)   provisions apply to successive events and transactions;

           (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

           (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

           (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                              ARTICLE TWO
                               THE NOTES

     SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Guarantor is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of two permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Restricted Globals"). The Restricted Global initially offered and sold in reliance on Rule 144A to holders electing settlement through DTC (the "DTC Rule 144A Global"), shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, at its New York office, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided herein. The Restricted Global initially offered and sold in reliance on Rule 144A to holders electing settlement through Euroclear or Clearstream (the "European 144A Global") shall be deposited on behalf of the holders of the Notes represented thereby with the Common Depositary, as common depositary for Euroclear and Clearstream, and registered in the name of the Common Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the accounts of Euroclear and Clearstream (or such other accounts as they may direct). The DTC Rule 144A Global, the European Rule 144A Global and all other Notes evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global or European Rule 144A Global, shall collectively be referred to herein as the "U.S. Notes." The aggregate principal amount of the DTC Rule 144A Global may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided (or by the issue of a further DTC Rule 144A Global), in connection with a corresponding decrease or increase in the aggregate principal amount of the European Rule 144A Global or the Regulation S Global or in consequence of the issue of Certificated Notes or additional U.S. Notes, as hereinafter provided. The aggregate principal amount of the European Rule 144A Global may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided (or by the issue of a further European Rule 144A Global), in connection with a corresponding decrease or increase in the aggregate principal amount of any of the DTC Rule 144A Global or the Regulation S Global or in consequence of the issue of Certificated Notes or additional U.S. Notes as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a temporary global
Note in registered form substantially in the form set forth in Exhibit A (the "Temporary Regulation S Global") registered in the name of a nominee of the Common Depositary for the accounts of Euroclear and Clearstream, deposited on behalf of the purchasers of the Notes represented thereby with the Common Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following September 4, 2000, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Regulation S Global" and, together with the Temporary Regulation S Global, the "Regulation S Global") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Common Depositary which shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global transferred. The aggregate principal amount of a Regulation S Global may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" of Euroclear and "The General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to interests in the Global Notes that are held by Agent Members through Euroclear and Clearstream.

     Notes which are transferred to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Certificated Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Regulation S Global shall be in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Regulation S Certificated Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in a Restricted Global shall be in the form of the U.S. Certificated Note.

     The Regulation S Certificated Notes and the U.S. Certificated Notes are sometimes collectively referred to herein as the "Certificated Notes." The DTC Rule 144A Global, the European Rule 144A Global and the Regulation S Global are sometimes collectively herein referred to as the "Global Notes."

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02. Restrictive Legends. (a) Note Legends. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each Restricted Global and U.S. Certificated Note shall bear the legend set forth below on the face thereof and (ii) each Temporary Regulation S Global and each Regulation S Certificated Note shall bear the legend set forth below on the face thereof until at least after the 40th day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     (b) Restricted Global Note Legend. The DTC Rule 144A Global, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

     (c) Regulation S Global Note Legend. Each European 144A Global and Regulation S Global, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE DELIVERED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Notes shall be executed by an Officer of the Company. The signature of such Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

     The Trustee may appoint an authenticating agent to authenticate
Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes shall be issuable only in registered form without coupons and only in denominations of _1,000 in principal amount and any integral multiple thereof.

     SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in The City of New York and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg where Notes may be presented for registration of transfer or for exchange (collectively, the "Registrar"), an office or agency in The City of New York, in the City of London, United Kingdom and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this

Indenture may be served, which shall be in the Borough of Manhattan, The City of New York and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar, co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying
Agent, authenticating agent and agent for service of notice and demands. The Company will initially appoint Kredietbank S.A. Luxembourgeoise as Registrar, Paying Agent and agent for service of notice and demands in Luxembourg. The Company initially appoints the Euro Paying Agent as Paying Agent with respect to the European 144A Global and Regulation S Global.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

     SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. (New York City time), 10:00 a.m. (London time) or 10:00 a.m. (Luxembourg time), as applicable, on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agents money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

     SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07. Book-Entry Provisions for Global Notes. (a) Each Restricted Global and Regulation S Global initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee or the Common Depositary, as applicable, as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     Members of, or Participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee or the Common Depositary as its custodian, as applicable, or under such Global Note, and the Depositary may be treated by the Company, the Trustee, any Agent or any other agent of the Company as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any other agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, or transfers between the Depositary for the DTC Rule 144A Global and the Depositary for the European 144A Global and Regulation S Global. Transfers of interests in one Global Note to parties who will hold the interests through the same Global Note will be effected in the ordinary way in accordance with the respective rules and operating procedures of DTC, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.08 hereof. In addition, U.S. Certificated Notes or Regulation S Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Restricted Global or a Regulation S Global, respectively, if (i) the Depositary with respect to such Global Notes notifies the Company that it is unwilling or unable to continue as Depositary for the Restricted Global or the Regulation S Global, as the case may be, and a successor Depositary is not appointed by the Company within 120 days of such notice, (ii) the Depositary with respect to such Global Notes so requests following an Event of Default under this Indenture or (iii) the owner of a beneficial interest in the Global Notes requests such exchange in writing delivered through the Depositary or the Company following an Event of Default under this Indenture.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer pursuant to paragraph (b) of this Section 2.07 of a portion of the beneficial interests in a Restricted Global or Regulation S Global to beneficial owners who are required to hold Certificated Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Restricted Global or Regulation S Global in an amount equal to the principal amount of the beneficial interest in such Restricted Global or Regulation S Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Notes or Regulation S Certificated Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of all the beneficial interests in a Restricted Global or Regulation S Global to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Restricted Global or Regulation S Global, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Restricted Global or Regulation S Global, as the case may be, an equal aggregate principal amount of U.S. Certificated Notes or Regulation S Certificated Notes, as the case may be, of authorized denominations.

     (f) Any U.S. Certificated Note delivered in exchange for an interest in a Restricted Global pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (d) or
(f)(i)(x) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the U.S. Certificated Note set forth in Section 2.02.

     (g) Any Regulation S Certificated Note delivered in exchange for an interest in a Regulation S Global pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (d) or
(f)(i)(x) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the Regulation S Certificated Note set forth in
Section 2.02 hereof.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (i) QIBs that are beneficial owners of interests in a Global Note may receive Certificated Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the relevant Depositary. In connection with the execution, authentication and delivery of such Certificated Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Certificated Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Notes having an equal aggregate principal amount.

     (j) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Certificated Note or an interest in a Restricted Global to a QIB (excluding Non-U.S. Persons):
           (i) If the Note to be transferred consists of (x) U.S. Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Restricted Global, the transfer of such interest may be effected only through the book-entry system maintained by the relevant Depositary.

           (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Certificated Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the relevant Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the relevant Restricted Global in an amount equal to the principal amount of the U.S. Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

     (b) Transfers of Interests in Regulation S Global or Regulation S Certificated Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in a Regulation S Global or Regulation S Certificated Notes to U.S. Persons:

           (i) prior to the removal of the Private Placement Legend from a Regulation S Global or a Regulation S Certificated Note pursuant to
Section 2.02, the Registrar shall register any proposed transfer only upon receipt of a certificate in the form of Exhibit E from the proposed transferor stating that such transferor reasonably believes that the person acquiring such interest is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction; and

           (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

     (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

           (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Certificated Note or an interest in a Restricted Global only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

           (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the relevant Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Restricted Global in an amount equal to the principal amount of the beneficial interest in the Restricted Global to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the relevant Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global in an amount equal to the principal amount of the U.S. Certificated Notes or the Restricted Global, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note, if any, so transferred or decrease the amount of the relevant Restricted Global.

     (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. The Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     (f) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

           (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global, upon receipt by the Registrar and the Company of (x) the documents, if any, required by paragraph (i) and
(y) instructions given in accordance with the relevant Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Restricted Global in an amount equal to the principal amount of the beneficial interest in the Restricted Global to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Certificated Notes of like tenor and amount.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section
2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this
Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new
Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.

     SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

     SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.15. Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                             ARTICLE THREE
                              REDEMPTION

     SECTION 3.01.  Right of Redemption.

     (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after June 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the 12-month period commencing June 15 of the years set forth below:

     Year                         Redemption Price
     ----                         ----------------
     2004                              104.500%
     2005                              102.250%
     2006 and thereafter               100.000%

     (b) In addition, at any time prior to June 15, 2003, the Company may redeem up to 35% of the principal amount of the Notes (including additional Notes, if any) with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of JLL to a person other than JLL or any of its Subsidiaries, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 109.00%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of Notes (including additional Notes, if any) originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

     (c) In the event that (i) as a result of any change in, or amendments to, any laws or treaties (or any regulations or rulings promulgated under any laws or treaties) or any change in official position regarding the application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective after the Closing Date, the Company has become or would become obligated to pay, on or prior to the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts, and (ii) the Company cannot reasonably arrange (without other material adverse consequences to the Company or JLL) for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

     (d) The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Applicable Premium and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

     "Applicable Premium" means, with respect to a Note on any Redemption Date, the greater of:
     (a)   1.0% of the principal amount of such Note; and

     (b)   the excess of:

           (x) the present value at such Redemption Date of the Redemption Price of such Note at June 15, 2004, plus all required interest payments that would otherwise be due to be paid on such Note during the period between the Redemption Date and June 15, 2004 excluding accrued but unpaid interest, computed using a discount rate equal to the Bund Rate, at such Redemption Date, plus 75 basis points, over

           (y) the principal amount of the Note (or portion thereof) being redeemed.

     "Bund Rate" means the yield to maturity as of the Redemption Date of direct obligations of the Republic of Germany (Bunds or Bundesanleihen) with a fixed maturity most nearly equal to the period from such Redemption Date to June 15, 2004; provided that if there are no such obligations the rate determined by linear interpolation between the rates borne by the two direct obligations of the Republic of Germany maturing closest to, but straddling such date; and provided further that if the period from the Redemption Date to June 15, 2004 is less than one year, the weekly average yield on actually traded direct obligations of the Republic of Germany adjusted to a constant maturity of one year.

     The Applicable Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided that if the Company fails to make the appointment at least 45 Business Days prior to the Redemption Date or if the institution so appointed is unwilling or unable to make the calculation, the calculation will be made by Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to make the calculation, by an independent investment banking institution of national standing appointed by the Trustee.

     If the Bund Rate is not available as described above, then the Bund Rate will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

     SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the provision of the Note pursuant to which redemption shall occur.

     The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of _1,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of _1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to _1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than _1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

           (i)   the Redemption Date;

           (ii)  the Redemption Price;

           (iii) the name and address of the Paying Agent;

           (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

           (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

           (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to _1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

           (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 15 days (or such shorter period as shall be satisfactory to the Trustee) before the date of the mailing of the notice of redemption, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                             ARTICLE FOUR
                               COVENANTS

     SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. The Company shall pay all such sums in the currency provided for in Section 11.17. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04. The Company hereby designates the Euro Paying Agent as an office where the Regulation S Global and European 144A Global may be surrendered for presentation for payment.
     SECTION 4.03. Limitation on Indebtedness. (a) JLL will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and Indebtedness existing on the Closing Date); provided that the Company or any Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 3.0:1.

     (b) Notwithstanding the foregoing, JLL and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                 (i) Indebtedness of the Company or any Guarantor under the Credit Agreement in an aggregate principal amount (together with refinancings thereof) not to exceed $275 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

                 (ii) Indebtedness owed to JLL evidenced by an unsubordinated promissory note or to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to JLL, the Company or any Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                 (iii)Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, replace, renew or refund then outstanding Indebtedness (other than Indebtedness outstanding under clause
(ix) or (x)) and any refinancings thereof in an amount not to exceed the amount so refinanced, replaced, renewed or refunded (plus premiums, accrued interest, prepayment penalties, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is ranked equally with, or subordinated in right of payment to, the Notes or any Note Guarantee shall only be permitted under this clause (iii) if (A) in case the Notes and any Note Guarantees are refinanced in part or the Indebtedness to be refinanced is ranked equally with the Notes or any Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made equal to, or subordinate in right of payment to, the remaining Notes and Note Guarantees, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, replaced, renewed or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of JLL or the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Guarantor pursuant to this clause (iii);

                 (iv) Indebtedness (A) in respect of performance, bid, surety or appeal bonds and completion guarantees provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect JLL or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and
(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of JLL or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by JLL or any Restricted Subsidiary in connection with such disposition;

                 (v) Indebtedness of JLL or any Restricted Subsidiary, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described under Section
8.02 or 8.03;

                 (vi) Guarantees of the Notes and Guarantees of Indebtedness of JLL or any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;

                 (vii)any Guarantee by JLL of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is not prohibited by the terms of this Indenture;

                 (viii) the Incurrence by JLL and its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to an agreement to provide services, or other claims; provided that upon the drawing of such letters of credit or Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

                 (ix) Capitalized Lease Obligations or Purchase Money Indebtedness in an aggregate principal amount outstanding not to exceed $20 million on any date of determination; and

                 (x) Indebtedness of JLL or any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $40 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.

     (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that JLL or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (b)(i) of this Section 4.03, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this
Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, JLL, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Accrual of interest, accretion of accreted value and payment of interest in the form of additional Indebtedness will not be deemed an Incurrence of Indebtedness.

           SECTION 4.04. Limitation on Restricted Payments. JLL will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by minority stockholders) held by persons other than JLL or any of its Restricted Subsidiaries,
(ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) JLL, the Company or any Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any person other than the Company or any other Guarantor or (B) a Restricted Subsidiary (other than a Guarantor) (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of JLL (other than a Wholly Owned Restricted Subsidiary) or any holder of more than 5% of the Capital Stock of JLL, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of any Guarantor that is subordinated in right of payment to its Note Guarantee or Indebtedness of the Company that is subordinate in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                 (A) a Default or Event of Default shall have occurred and be continuing,

                 (B) JLL could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or

                 (C)  the aggregate amount of all Restricted Payments
(the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                      (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by JLL or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee plus

                      (2) the aggregate Net Cash Proceeds received by the Company or JLL after the Closing Date from a capital contribution or the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) from or to a person other than JLL or any Restricted Subsidiary, including an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of JLL or the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness or Disqualified Stock into Capital Stock (other than Disqualified Stock) of JLL or the Company, or from the issuance to a person other than JLL or any Restricted Subsidiary of JLL of any options, warrants or other rights to acquire Capital Stock of JLL or the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

                      (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any person (including Investments in an Unrestricted Subsidiary) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to JLL, the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (other than redesignations of Unrestricted Subsidiaries holding Co-Investments to the extent that any such redesignation is used to increase Permitted Investments pursuant to clause
(vii)(3)(b) of the definition of "Permitted Investment" (valued in each case as provided in the definition of "Investment")).

     The foregoing provision shall not be violated by reason of:

                 (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                 (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to any Note Guarantee or the Notes including premium, if any, and accrued and unpaid interest thereon, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (b)(iii) of Section 4.03;

                 (iii)      the repurchase, redemption or other
acquisition of Capital Stock of any Guarantor, the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of JLL (or options, warrants or other rights to acquire such Capital Stock);

                 (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of JLL (or options, warrants or other rights to acquire such Capital Stock);

                 (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all property and assets;

                 (vi) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent issuance of, Capital Stock (other than Disqualified Stock) of JLL;

                 (vii)purchases of outstanding Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (A) in an amount equivalent to the number of shares to be delivered after the Closing Date under JLL's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans approved by the Board of Directors and (B) in connection with the satisfaction of taxes or other obligations relating to the shares being allocated and distributed under the Employee Stock Ownership Trust established in connection with the JLW Acquisition in an aggregate amount not to exceed $10 million;

                 (viii) endorsements of negotiable instruments for collection in the ordinary course of business;

                 (ix) any purchase, repurchase, redemption, retirement or other acquisition for value of Disqualified Stock of JLL or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent offering of, Disqualified Stock of JLL or a Restricted Subsidiary which is permitted to be issued pursuant to this Indenture; provided that (A) in the case of a Change of Control, the Company shall first comply with its obligations described under Section
4.12 and (B) in the case of an Asset Sale, the Company shall comply with its obligations under Section 4.11;

                 (x) any purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to any Note Guarantee or the Notes including premium, if any, and accrued and unpaid interest upon a Change of Control or Asset Sale to the extent required by the agreements or instruments governing such Indebtedness; provided that (A) in the case of a Change of Control, the Company shall first comply with its obligations described under Section 4.12 and (B) in the case of an Asset Sale, the Company shall comply with its obligations under Section 4.11;

                 (xi) any repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such stock options; or

                 (xii)other Restricted Payments not exceeding $20 million in the aggregate;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     In determining whether any Restricted Payment is permitted by this
Section 4.04, JLL may allocate or reallocate all or any portion of such Restricted Payment among clauses (i) through (xii) of the immediately preceding paragraph or among such clauses and the first paragraph of this section above; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated or reallocated portions thereof, would be permitted under the various provisions of the covenant described above.

     Each Restricted Payment permitted pursuant to the second preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause
(vi) thereof or any purchase, repurchase, redemption, retirement or other acquisition for value of Disqualified Stock of JLL or a Restricted Subsidiary made for Disqualified Stock of JLL or a Restricted Subsidiary pursuant to clause (ix) thereof, and the Net Cash Proceeds from any issuance of Capital Stock or Disqualified Stock referred to in clauses
(iii), (iv) and (ix)), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of JLL are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that ranks equally with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. JLL will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by JLL or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to JLL or any other Restricted Subsidiary,
(iii) make loans or advances to JLL or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to JLL or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions:

                 (i)  existing on the Closing Date in the Credit
Agreement, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (ii) existing under or by reason of applicable law or government regulation;

                 (iii) existing with respect to any person or the property or assets of such person acquired by JLL or any Restricted Subsidiary, existing at the time of such acquisition or at the time such person becomes a Restricted Subsidiary and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any person or the property or assets of any person other than such person or the property or assets of such person so acquired or that becomes a Restricted Subsidiary;

                 (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of JLL or any Restricted Subsidiary not otherwise prohibited by this Indenture or
(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of JLL or any Restricted Subsidiary in any manner material to JLL or any Restricted Subsidiary;

                 (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                 (vi) any restriction on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                 (vii)contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

                      (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

                      (B)   the encumbrance or restriction is not
materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by JLL in good faith) and

                      (C) JLL determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes; or

                 (vii)any encumbrance or restriction of the type referred to in clauses (i) through (iv) of the first paragraph above imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of a contract, instrument or obligation referred to in clauses (i) through (vii) above that is no more restrictive in any material respect than the encumbrance or restriction imposed by the applicable predecessor contract, instrument or obligation as determined in good faith by an executive officer of JLL.

     Nothing contained in this Section 4.05 shall prevent JLL or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of JLL or any of its Restricted Subsidiaries that secure Indebtedness of JLL or any of its Restricted Subsidiaries.
     SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. JLL will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary other than the Company (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                 (i) to JLL or any Restricted Subsidiary of which JLL directly or indirectly holds at least the same percentage equity ownership as the ownership interest which JLL held, directly or indirectly, in such Restricted Subsidiary prior to such sale of Capital Stock;

                 (ii) issuances of director's qualifying shares or issuances of Capital Stock to foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares;

                 (iii)if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale;

                 (iv) sales of Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) of a Restricted Subsidiary by JLL, the Company or a Restricted Subsidiary, provided that JLL, the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of Section 4.11; or

                 (v) issuances and sales of Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) of a special purpose Restricted Subsidiary holding no assets other than Co-Investments (including any proceeds thereof).

     SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. JLL shall not permit any Restricted Subsidiary, other than the Company or another Guarantor, directly or indirectly, to Guarantee any Indebtedness of JLL or any other Restricted Subsidiary which ranks equally with or subordinate in right of payment to the Notes or the Note Guarantees ("Guaranteed Indebtedness"), unless and to the extent such Restricted Subsidiary could incur Indebtedness under Section 4.03, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against JLL or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph will not apply to any Guarantee of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or to any Guarantee issued in connection with the refinancing of any such obligation. If the Guaranteed Indebtedness (A) ranks equally with any Note Guarantees or the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or be subordinated to, the Subsidiary Guarantee or
(B) is subordinated to any Note Guarantee or the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to such Note Guarantee or the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an Affiliate of JLL, of all of JLL's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. JLL will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of JLL or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to JLL or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

                 (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which JLL or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to JLL or such Restricted Subsidiary from a financial point of view;

                 (ii) any transaction solely between JLL and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

                 (iii)the payment of reasonable and customary fees, compensation and benefits, indemnities provided for the benefit of or other compensation to directors of JLL who are not employees of JLL and the payment of reasonable employee compensation and benefits taken in aggregate;

                 (iv) any payments or other transactions pursuant to any tax-sharing agreement between JLL and any other person with which JLL files a consolidated tax return or with which JLL is part of a consolidated group for tax purposes;

                 (v) any sale of shares of Capital Stock (other than Disqualified Stock) of JLL and its Restricted Subsidiaries or the Company;

                 (vi) any Permitted Investment or Restricted Payments not prohibited by Section 4.04;

                 (vii)any issuance of securities subordinate in right of payment to the Notes pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

                 (viii) the grant of stock options or similar rights to officers, employees, consultants and directors of JLL and, to the extent otherwise permitted under this Indenture, to any Restricted Subsidiary, pursuant to plans approved by the Board of Directors and the issuance of securities pursuant thereto; or

                 (ix) transactions undertaken under any arrangement in existence on the Closing Date, as such arrangement may be amended or restated, renewed, extended, refinanced, refunded or replaced from time to time, provided that any such amendment or restatement, renewal, extension, refinancing, refund or replacement is on terms and conditions not more disadvantageous to the Holders of the Notes in any material respect, based on the good faith determination of the Board of Directors, to JLL or its Restricted Subsidiaries than the arrangement in existence on the Closing Date.

     Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (ix) of this paragraph:

                 (a) the aggregate amount of which is $5 million or less in value, must be approved or determined to be fair by an executive officer of JLL evidenced in an officer=s certificate or in the manner provided for in clause (i)(A) or (B) above,

                 (b) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and

                 (c) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

     SECTION 4.09. Limitation on Liens. JLL will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character, or any shares of Capital Stock or assets securing Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien until such time as such obligation or liability is no longer secured by such Lien.

     SECTION 4.10. Limitation on Sale-Leaseback Transactions. JLL will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby JLL or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which JLL or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction (i) if the lease is for a period, including renewal rights, of not in excess of three years; (ii) if the lease secures or relates to industrial revenue or pollution control bonds; (iii) if the transaction is solely between JLL and any Restricted Subsidiary or solely between Restricted Subsidiaries; (iv) if JLL or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (i)(A) or (i)(B) of the third paragraph or clause (ii) of the third paragraph of Section 4.11; or (v) except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases plus the outstanding principal amount of Indebtedness secured by Liens permitted by clause (xx) of the definition of Permitted Liens (and not separately permitted by other provisions of Section 4.09) does not exceed $10 million at any time outstanding.

     SECTION 4.11. Limitation on Asset Sales. Except for the sale or other disposition of (a) all or any portion of the Capital Stock of a Restricted Subsidiary permitted to be issued or sold under clause (v) of
Section 4.06 and (b) an asset consisting only of Co-Investments or interest in a person (other than Capital Stock of a Restricted Subsidiary) consisting only of Co-Investments, JLL will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by JLL or such Restricted Subsidiary (including by way of any person (other than JLL or another Restricted Subsidiary) assuming sole responsibility or retiring any liabilities, contingent or otherwise) is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 80% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of JLL or any Restricted Subsidiary (other than Indebtedness to JLL or any Restricted Subsidiary), provided that JLL or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

     For purposes of clause (ii) above of the preceding paragraph, the following are deemed to be cash: (a) the assumption of any liabilities of JLL or of any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate to the Notes or any Note Guarantee) and the release of JLL or any such Restricted Subsidiary from liability in connection with such Asset Sale; and (b) any securities or other obligations received by JLL or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by JLL or such Restricted Subsidiary, but only to the extent of the amount of cash actually received by JLL or such Restricted Subsidiary as a result of such conversion.

     In the event and to the extent that the Net Cash Proceeds received by JLL or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $20 million (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of JLL and its Subsidiaries has been filed with the SEC provided to the Trustee), then JLL shall or shall cause the relevant Restricted Subsidiary to:

                 (i) within twelve months after the date Net Cash Proceeds so received exceed $20 million:

                      (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of JLL, the Company or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a person other than JLL or any of its Restricted Subsidiaries or

                      (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, JLL and its Restricted Subsidiaries existing on the date of such investment and

                 (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11, provided that prior to the application of any such Net Cash Proceeds as required under clauses (i) and (ii) above, JLL or the relevant Restricted Subsidiary may invest such Net Cash Proceeds in Temporary Cash Investments or use such Net Cash Proceeds to repay outstanding Indebtedness of JLL or any Restricted Subsidiary under an existing revolving credit facility. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i)(A) or (i)(B) above and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $20 million, the Company must commence, not later than the fifteenth Business Day of such month but at any time prior to such date, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that ranks equally with the Notes or any Note Guarantee ("Pari Passu Indebtedness"), from the Holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate principal amount of Notes and Pari Passu Indebtedness so tendered, together with accrued interest (if any) to the Payment Date is less than the aggregate Excess Proceeds available, JLL may use such remaining Excess Proceeds for general corporate purposes, subject to the other limitations in this Indenture.

     SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

     SECTION 4.13. Existence. Subject to Articles Four and Five of this Indenture, JLL shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of JLL and each Restricted Subsidiary; provided that JLL shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of JLL and its Restricted Subsidiaries taken as a whole.

     SECTION 4.14. Payment of Taxes and Other Claims. JLL shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent
(i) all material taxes, assessments and governmental charges levied or imposed upon (a) JLL or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of JLL or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of JLL or any such Subsidiary; provided that JLL shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established.

     SECTION 4.15. [Intentionally Omitted].

     SECTION 4.16. Notice of Defaults. In the event that any Officer of JLL becomes aware of any Default or Event of Default, JLL shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

     SECTION 4.17. Compliance Certificates. (a) The Company and JLL shall deliver to the Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of JLL that a review has been conducted of the activities of the Company, each Guarantor and the Restricted Subsidiaries and the Company's, each Guarantor=s and each Restricted Subsidiary's performance under this Indenture and that, to the knowledge of such officer, each has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the JLL signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its nature and status.

     (b) So long as not contrary to the rules of the AICPA, the Company and JLL shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a written statement signed by JLL's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and

(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof.

     SECTION 4.18.  SEC Reports and Reports to Holders.  Whether or not
JLL and the Company are then required to file reports with the SEC, JLL and the Company shall file with the SEC all such reports and other information as they would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if they were subject thereto, provided that JLL and the Company shall not be required to make any filings not permitted by the SEC. JLL and the Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. JLL and the Company also shall comply with the other provisions of TIA Section 314(a). Copies of reports filed with the SEC will also be available at the offices of the Luxembourg Paying Agent.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.20. Additional Amounts. All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to any such tax, duty, levy, impost, assessment or other governmental charge) (collectively, "Taxes") imposed or levied by or on behalf of the Netherlands or any other jurisdiction in which the Company is organized or is a resident for tax purposes or by any government authority or political subdivision or territory or possession or agency therein or thereof having the power to tax (each, a "Taxing Authority"), unless the Company is required to withhold or deduct Taxes by law or by an interpretation or administration of law.

     If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Netherlands or within any other jurisdiction in which the Company is organized or is a resident for tax purposes, from any payment made under or with respect to the Notes, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes after such withholding or deduction will not be less than the amount the Holder and beneficial owner would have received if such Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Holder of Notes or to a third party on behalf of a Holder with respect to (a) any Taxes that would not have been imposed but for the existence of any present or former connection between that Holder and the jurisdiction imposing such tax (other than the mere receipt of payment or the ownership or holding outside of the Netherlands of such Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Note; or (d) Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, or other documentation requirement under law, regulation, administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of Taxes; nor will Additional Amounts be paid:

           (i) if the payment under or with respect to the Notes could have been made by another Paying Agent without such deduction or withholding,

           (ii) if the payment under or with respect to the Notes could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 15 days after (A) the date on which such payment or such Note became due and payable or (B) the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 15-day period), or

           (iii) with respect to any payment under or with respect to the Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note.

     The Company will also (i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company shall use its reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will supply to the Trustee for forwarding to all Holders, without cost to such Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or if, notwithstanding the Company's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to Holders of Notes on the payment date.

     The provisions under this Section 4.20 will survive any termination or the discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

     In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in the Netherlands or any political subdivision of or in the Netherlands in respect of the creation, issue and offering of the Notes.

     Whenever in this Indenture or the Notes there is mentioned in any context, the payment of amounts based upon principal of, premium, if any, or interest or of any other amount payable under or with respect to any of the Notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.


                             ARTICLE FIVE
                         SUCCESSOR CORPORATION

     SECTION 5.01. When Company or Guarantors May Merge, Etc. Except for the sale or other disposition of (a) all or any portion of the Capital Stock of a Restricted Subsidiary permitted to be issued or sold under clause (v) of Section 4.06 and (b) an asset consisting only of Co-Investments or interest in a person (other than Capital Stock of a Restricted Subsidiary) consisting only of Co-Investments, neither the Company nor JLL shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any person or permit any person to merge with or into it unless:

           (i) the Company or JLL shall be the continuing person, or the person (if other than the Company or JLL) formed by such consolidation or into which the Company or JLL is merged or that acquired or leased such property and assets of the Company or JLL shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof or under the laws of the European Union or any member country thereof on the date of this Indenture (other than Greece, Portugal or Spain), and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or JLL on all of the Notes or its Note Guarantee, as the case may be, and under this Indenture;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

           (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, JLL or any person becoming the successor obligor of the Notes or respective Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth immediately prior to such transaction;

           (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any person becoming the successor obligor of the Notes or the respective Note Guarantee, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company or JLL if all Liens and Indebtedness of the Company, JLL or any person becoming the successor obligor on the Notes or the respective Note Guarantee, as the case may be, and the Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of JLL and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;

           (v) the Company or JLL, as applicable, delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

           (vi) each Guarantor, unless such Guarantor is the person with which the Company or JLL has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company, JLL or the surviving person, as the case may be, in accordance with the Notes and this Indenture;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or such Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or JLL in accordance with Section 5.01 of this Indenture, the successor person formed by such consolidation or into which the Company or JLL is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or JLL under this Indenture with the same effect as if such successor person had been named as the Company or JLL, as applicable, herein; provided that neither JLL nor the Company shall be released from its obligation to pay the principal of, premium, if any, or interest on the Notes or under its Note Guarantee, as applicable, in the case of a lease of all or substantially all of its property and assets.


                              ARTICLE SIX
                         DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. Any of the following events shall constitute an "Event of Default" hereunder:

           (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

           (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

           (c) default in the performance or breach of the provisions of this Indenture described under Section 5.01 or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

           (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

           (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

           (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
           (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or
(C) the winding up or liquidation of the affairs of the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

           (h)   the Company, any Guarantor or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

           (i) any Note Guarantee or any Subsidiary Guarantee (other than any Subsidiary Guarantee with respect to a Guarantor all of the Capital Stock of which is sold in accordance with the provisions of Section 4.06) ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or its Note Guarantee.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or any Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, provided that, in the event of a Guarantor default, JLL may elect to substitute another Guarantor or Guarantors acceptable to at least one nationally-recognized rating agency, in which case neither the Trustee nor the requisite percentage of Holders shall have any right to declare the principal, premium (if any) or interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section
6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, any Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company or a Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such declaration of acceleration, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
(i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02,
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 (but not as a result of acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

           (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

           (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

           (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

           (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or
(c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

           First:  to the Trustee for all amounts due under Section 7.07;

           Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

           Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                             ARTICLE SEVEN
                                TRUSTEE

     SECTION 7.01. General. (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section; (ii) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts,
(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

           (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

           (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

           (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

           (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

           (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

           (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and during normal business hours to examine the books, records and premises of the Company or any Guarantor personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

           (viii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

           (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

           (x) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2001, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company and each Guarantor, jointly and severally, shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder.

The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company and each Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence, bad faith or willful misconduct on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee (and any predecessor Trustee and their agents) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence, bad faith or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby.

The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee=s defense and, in the reasonable opinion of the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section 7.07, the Company, the Guarantors and the Holders agree that the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the termination of this Indenture.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and the Company shall appoint a successor Trustee as provided in the succeeding paragraph. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this
Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in
Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

     SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable Federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

     SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                             ARTICLE EIGHT
                        DISCHARGE OF INDENTURE

     SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

           (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

           (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money, Government Obligations and/or U.S. Government Obligations sufficient to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 4.20, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Defeasance and Discharge of Indenture. Each of the Company and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this
Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

           (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, solely for the benefit of the Holders, (1) money in an amount,
(2) Government Obligations and/or U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest in accordance with the terms hereof;

           (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

           (C) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which JLL or any of its Subsidiaries is a party or by which JLL or any of its Subsidiaries is bound.

     Notwithstanding the foregoing, prior to the end of the 123-day period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09,
2.14, 4.01, 4.02, 4.20, 8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03. Defeasance of Certain Obligations. Each of the Company and the Guarantors may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections
4.03 through 4.11 and 4.20 and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.20 and clauses (e) and
(f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

           (i)   the conditions precedent provided for in clauses (A),
(B)(2) and (C) of Section 8.02 have been complied with; and

           (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money, Government Obligations and/or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Obligations and/or U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York and, in the event the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations and U.S. Government Obligations deposited pursuant to Section 8.01, 8.02 or
8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money, Government Obligations or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money, Government Obligations or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, Government Obligations or U.S. Government Obligations held by the Trustee or Paying Agent.


                             ARTICLE NINE
                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Company and JLL, when authorized by a resolution of their Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

           (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

           (2)   to comply with Article Five;

           (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

           (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

           (5) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company and JLL, when authorized by their Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

           (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

           (ii) reduce the principal amount of, premium, if any, or interest on any Note;

           (iii) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

           (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

           (v) waive a default in the payment of principal of, premium, if any, or interest on, any Note;

           (vi) modify any Note Guarantee in a manner adverse to the Holders; or

           (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provision of this Indenture or for waiver of certain defaults.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                              ARTICLE TEN
                            NOTE GUARANTEES

     SECTION 10.01. Note Guarantee. By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, fully and unconditionally Guarantees, to the extent permitted by law, to each Holder of Notes hereunder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the second succeeding paragraph.

     Each Note Guarantee shall be Guaranteed on a senior unsubordinated basis.

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Note Guarantee.
"Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and
(y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under the Note Guarantee of such Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

     Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that its Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01,
8.02 and 8.03. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article Ten.

     The obligations of each Guarantor under its Note Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against a Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

     If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

     Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until payment in full of all obligations by such Guarantor of its obligations in respect of its Note Guarantee. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits

     The Note Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     SECTION 10.02. Obligations Unconditional. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     SECTION 10.03. Release of Note Guarantees. The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary Guarantor or (ii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of this Indenture.

     SECTION 10.04. Notice to Trustee. A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this Article Ten.

     SECTION 10.05. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.


                            ARTICLE ELEVEN
                             MISCELLANEOUS

     SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

     if to the Company:

           Jones Lang LaSalle Incorporated
           200 East Randolph Drive
           Chicago, Illinois 60601
           Telecopier No.:  (312) 228-0980
           Attention:  Corporate Secretary

     if to the Trustee:

           The Bank of New York
           101 Barclay Street
           New York, NY 10286
           Telecopier No.:  (212) 815-4803
           Attention:  Corporate Trust Administration
                 Global Finance Unit

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be deemed to have been given (i) upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Securities Register and (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange, upon publication in a leading newspaper of general circulation in Luxembourg, in each case, not later than the latest date, and not earlier than the earliest date, prescribed in the Notes for the giving of such notice. Any notice or communication shall also be so mailed to any person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

           (iii) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders.

The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 11.07. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York. The Trustee and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or, in any of the Notes or any Note Guarantee, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, any Guarantor or of any successor person thereof, either directly or through the Company, any Guarantor or any successor person thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

     SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 11.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.15. Submission to Jurisdiction; Appointment of Agent for Service. (a) With respect to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes or any Note Guarantee, if any, the Company irrevocably consents to the jurisdiction of any United States federal or New York state court sitting in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. In connection with the Note Guarantee of Jones Lang LaSalle Limited, Jones Lang LaSalle Limited will submit to jurisdiction to the same extent.

     (b) Each of the Company and Jones Lang LaSalle Limited (i) irrevocably designates and appoints Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601 (together with any successor, the "Authorized Agent"), as its authorized agent upon which process may be served in any suit, action or proceeding described in the first sentence of this Section 11.13 and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company or Jones Lang LaSalle Limited, as the case may be (mailed or delivered to the Corporate Secretary of JLL at the address set forth in Section 11.02), shall be deemed in every respect effective service of process upon the Company or Jones Lang LaSalle Limited, as the case may be, in any such suit or proceeding. Each of the Company and Jones Lang LaSalle Limited further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding.

     (c) To the extent that the Company or Jones Lang LaSalle Limited has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

     SECTION 11.16.  Judgment Currency.  Each of the Company and Jones
Lang LaSalle Limited hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being made or given against the Company or Jones Lang LaSalle Limited, as the case may be, for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York on which such party on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order. The term "spot rate of exchange" shall include any premiums or costs of exchange payable in connection with the purchase of, or conversion into U.S. dollars.

     SECTION 11.17. Method of Payment. (a) Euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages, except as otherwise set forth in this Section 11.17.

     (b) Investors who hold beneficial interests in the Notes, directly or indirectly, through DTC ("DTC Noteholders") will be paid in U.S. dollars converted from such payments in Euro by the Paying Agents unless the registered Holder, on behalf of any such owner of beneficial interests, elects to receive payments in Euro.

     Upon receipt of notice of such election and wire transfer instructions on or prior to the fourth New York Business Day (as defined in clause (d) below) after the record date for any payment of interest and on or prior to the sixth New York Business Day prior to the payment of principal, the Paying Agent will make such payments in Euro to the Euro accounts of the relevant Holders.

     The Exchange Rate Agent shall convert the remainder of the aggregate amount of such payments into U.S. dollars, based on the Exchange Rate Agent's bid quotation, at or prior to 11:00 a.m., New York City time, on the second New York Business Day preceding the date of such payment, for the exchange of the aggregate amount of Euros which are to be exchanged for payment in U.S. dollars on the date of such payment. If such bid quotation is not available, all such payments will be made in Euro, outside DTC to Euro accounts maintained by such DTC Noteholders.

     (c) Investors who hold beneficial interests in the Notes, directly or indirectly, through Euroclear and/or Clearstream ("Euroclear/Clearstream Noteholders") will be paid in Euros by the Paying Agent unless the registered Holder, on behalf of any such Euroclear/Clearstream Noteholders, elects to receive payments in U.S. dollars.

     Upon receipt of notice of such election and wire transfer instructions on or prior to the fourth New York Business Day (as defined in clause (d) below) after the record date for any payment of interest and on or prior to the sixth New York Business Day prior to the payment of principal, the Paying Agents will make such payments in U.S. dollars to the U.S. dollar accounts of the relevant Holders.

     The Exchange Rate Agent will convert the aggregate amount of such payments to be made to Euroclear/Clearstream Noteholders in U.S. dollars, based on the Exchange Rate Agent's bid quotation, at or prior to 11:00 a.m., New York City time, on the second New York Business Day preceding the date of such payment, for the exchange of the aggregate amount of Euros which are to be exchanged for payment in U.S. dollars on the date of such payment. If such bid quotation is not available, all such payments will be made in Euros.

     (d) All costs of conversion, if any, will be borne by such DTC Noteholders or Euroclear/ Clearstream Noteholders, as the case may be, by deduction from such payments. All costs of payment by wire transfer referred to in paragraph (b) or (c) above will be borne by registered holders receiving such payments by deduction from such payments. For purposes of the foregoing, "New York Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York or Brussels, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

                              SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                 JONES LANG LASALLE FINANCE B.V.


                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Managing Director



                                 JONES LANG LASALLE INCORPORATED


                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Senior Vice President
                                          and Treasurer



                                 JONES LANG LASALLE AMERICAS, INC.

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Treasurer



                                 LASALLE INVESTMENT MANAGEMENT, INC.

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Treasurer



                                 JONES LANG LASALLE INTERNATIONAL,INC.

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Treasurer



                                 JONES LANG LASALLE CO-INVESTMENT,INC.

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Treasurer



                                 LASALLE HOTEL ADVISORS, INC.

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Treasurer

                                 JONES LANG LASALLE LIMITED

                                 By:      /s/ Brian P. Hake
                                 Name:    Brian P. Hake
                                 Title:   Authorized Signatory



                                 THE BANK OF NEW YORK

                                 By:      /s/ Luis Perez
                                 Name:    Luis Perez
                                 Title:   Assistant Vice President

                               EXHIBIT A
                               ---------



                         [APPLICABLE LEGENDS]

                            [FACE OF NOTE]

                    JONES LANG LASALLE FINANCE B.V.

                        9% Senior Note due 2007


                                     [CUSIP] [CINS] [ISIN] [__________]



No. ____                                                     __________



     JONES LANG LASALLE FINANCE B.V., a private limited liability company incorporated under the laws of the Netherlands (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ euros (_____) on June 15, 2007.

     Interest Payment Dates:  June 15 and December 15, commencing
December 15, 2000.

     Regular Record Dates:  June 1 and December 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


Date :  July 26, 2000             JONES LANG LASALLE FINANCE B.V.


                                  By:
                                  Name:
                                  Title:












               (Trustee's Certificate of Authentication)

This is one of the 9% Senior Notes due 2007 described in the within-mentioned Indenture.

Date:                             THE BANK OF NEW YORK,
                                  as Trustee


                                  By:
                                       Authorized Signatory

                        [REVERSE SIDE OF NOTE]

                    JONES LANG LASALLE FINANCE B.V.

                        9% Senior Note due 2007


     Capitalized terms used herein and not defined are used as defined in the Indenture.

1.  PRINCIPAL AND INTEREST.

     The Company shall pay the principal of this Note on June 15, 2007.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 15, 2000.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the SEC, on or prior to the date that is six months after the Closing Date in accordance with the terms of the Registration Rights Agreement dated July 19, 2000 among the Company, the Guarantors (as defined herein) and Morgan Stanley & Co. International Limited, Bank of America International Limited, BMO Nesbitt Burns Corp. and Chase Manhattan International Limited, the annual interest rate borne by the Notes shall be increased by 0.5% per annum from the rate shown above accruing from the date that is six months after the Closing Date, payable in cash semiannually, in arrears, on each Interest Payment Date thereafter until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC, whereupon the interest rate will decrease permanently to the rate shown above. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 26, 2000; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the same rate per annum payable on the principal of the Notes.

2.  METHOD OF PAYMENT.

     The Company shall pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 15 and December 15, commencing December 15, 2000 to the persons who are Holders (as reflected in the Security Register at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to a Paying Agent on or after June 15, 2007.

     The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Restricted Globals will be paid (i) in Euros to holders of interests in such Note who hold such interests through Euroclear and/or Clearstream (the "Rule 144A Euroclear/Clearstream Holders") and (ii) in U.S. dollars to holders of interests in such Note who hold such interests through DTC (the "DTC Holders"). The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Regulation S Global will be paid in Euros to holders of interests in such note (along with the Rule 144A Euroclear/Clearstream Holders, the "Euroclear/Clearstream Holders").

     Notwithstanding the payment provisions described above, Euroclear/Clearstream Holders may elect to receive payments in respect of
(i) the Restricted Global and (ii) the Regulation S Global in U.S. dollars, and DTC Holders may elect to receive payments in respect of the Restricted Global in Euros. All costs of conversion resulting from such election will be borne by such Holder. The Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as authenticating agent, U.S. Paying Agent, Registrar and agent for service of notice and demands, the Trustee (through its London Branch) will act as Euro Paying Agent and KREDIETBANK S.A. LUXEMBOURGEOISE will act as Paying Agent, Registrar and agent for service of notice and demands in Luxembourg. The Company will maintain a Paying Agent and Registrar in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any authenticating agent, Paying Agent or Registrar without notice, except to the extent such notice may be required by applicable law or the rules or regulations of any exchange. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar, co-Registrar and/or agent for service of notice and demands.

4.  INDENTURE; LIMITATIONS.

     The Company issued the Notes under an Indenture dated as of July 26, 2000 (the "Indenture"), among the Company, JONES LANG LASALLE INCORPORATED, ("JLL"), as parent guarantor, JONES LANG LASALLE AMERICAS, INC., LASALLE INVESTMENT MANAGEMENT, INC., JONES LANG LASALLE INTERNATIONAL, INC., JONES LANG LASALLE CO-INVESTMENT, INC., LASALLE HOTEL ADVISORS, INC., and JONES LANG LASALLE LIMITED, as guarantors (collectively with JLL, the "Guarantors "), and THE BANK OF NEW YORK, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.

     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

5.  OPTIONAL REDEMPTION.

     The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after June 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing June 15 of the years set forth below:



           Year                   Redemption Price
           ----                   ----------------
           2004                        104.500%
           2005                        102.250%
           2006 and thereafter         100.000%

     In addition, at any time prior to June 15, 2003, the Company may redeem up to 35% of the principal amount of the Notes (including additional Notes, if any) with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of JLL to a person other than JLL or any of its Subsidiaries, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 109.000%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of the Notes (including additional Notes, if any) originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

     In the event that (i) as a result of any change in, or amendments to, any laws or treaties (or any regulations or rulings promulgated under any laws or treaties) or any change in official position regarding the application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective after the Closing Date, the Company has become or would become obligated to pay, on or prior to the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts, and (ii) the Company cannot reasonably arrange (without other material adverse consequences to the Company or JLL) for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, the Company may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

     The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Applicable Premium and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of _1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

6.  REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Payment Date.

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than _1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form without coupons in denominations of _1,000 of principal amount and multiples of _1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.  PERSONS DEEMED OWNERS.

     A Holder shall be treated as the owner of a Note for all purposes.

9.  UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     If the Company deposits with the Trustee money, Government Obligations and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof will provide amounts sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, each the Company and the Guarantors will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, each the Company and the Guarantors will be discharged from certain covenants set forth in the Indenture.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.  RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of JLL and its Restricted Subsidiaries, including the Company, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of JLL or any other Restricted Subsidiary, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company and JLL shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.  SUCCESSOR PERSONS.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes, a Note Guarantee, or the Indenture, the predecessor person will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

     The following events will be defined as "Events of Default" in the
Indenture:

           (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

           (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

           (c) default in the performance or breach of the provisions of the Indenture described under Section 5.01 of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 and Section 4.12 of the Indenture;

           (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

           (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

           (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

           (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or
(C) the winding up or liquidation of the affairs of the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

           (h)   the Company, any Guarantor or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

           (i) any Note Guarantee or any Subsidiary Guarantee (other than any Subsidiary Guarantee with respect to a Guarantor all of the Capital Stock of which is sold in accordance with the provisions of Section
4.06 of the Indenture) ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee.

     If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or any Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, provided that, in the event of a Guarantor default, JLL may elect to substitute another Guarantor or Guarantors acceptable to at least one nationally-recognized rating agency, in which case neither the Trustee nor the requisite percentage of Holders shall have any right to declare the principal, premium (if any) or interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, any Guarantor or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or a Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

15.  NOTE GUARANTEES.

     The Company's obligations under the Notes are guaranteed, to the extend permitted by law, on a senior unsubordinated basis by each Guarantor. Each Guarantor's obligations with respect to its Note Guarantee will, to the extent set forth in the Indenture, be senior in right of payment to such Guarantor's existing and future debt that is by its terms subordinated in right of payment to such Note Guarantee and ranking equally in right of payment with all of such Guarantor's existing and future debt that is not subordinated in right of payment to such Note Guarantee.

16.  TRUSTEE DEALINGS WITH THE COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  NO RECOURSE AGAINST OTHERS.

     No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or any Guarantor, as applicable, or of any successor person shall have any liability for any obligations of the Company or such Guarantor, under the Notes, such Note Guarantee or the Indenture, as applicable, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

18.  AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601,
Attention:  Corporate Secretary.

20.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE.

     With respect to any suit, action or proceeding that may be brought in connection with the Indenture, the Notes or any Note Guarantee, if any, the Company irrevocably consents to the jurisdiction of any United States federal or New York State court sitting in the Borough of Manhattan, The City of New York, the State of New York and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. In connection with the Note Guarantee of Jones Lang LaSalle Limited, Jones Lang LaSalle Limited will submit to jurisdiction to substantially the same extent.

     Each of the Company and Jones Lang LaSalle Limited (i) irrevocably designates and appoints Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601 (together with any successor, the "Authorized Agent"), as its authorized agent upon which process may be served in any such suit, action or proceeding and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company or Jones Lang LaSalle Limited, as the case may be (mailed or delivered to the Corporate Secretary of JLL at the address set forth in
Section 11.02 of the Indenture), shall be deemed in every respect effective service of process upon the Company or Jones Lang LaSalle Limited, as the case may be, in any such suit or proceeding.

     To the extent that the Company or Jones Lang LaSalle Limited has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the Indenture or the Notes, to the extent permitted by law.

     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                              SCHEDULE A

             SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                        EVIDENCED BY THIS NOTE


     The initial principal amount of indebtedness evidenced by this Note shall be ____________________. The following decreases/increases in the principal amount evidenced by this Note have been made:

                                           Total
                                           Principal
                                           Amount
                                           of this
               Decrease in   Increase in   Global Note    Notation
               Principal     Principal     Follow-        Made
Date of        Amount of     Amount of     ing such       by or on
Decrease/      this Global   this Global   Decrease/      Behalf of
Increase       Note          Note          Increase       Trust
----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

----------     -----------   -----------   -----------    -----------

                       [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------



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Please print or typewrite name and address including zip code of assignee


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the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                  UNLEGENDED REGULATION S GLOBAL AND
              UNLEGENDED REGULATION S CERTIFICATED NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:


                              [Check One]
                               ---------

[  ] (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                  or
                                  --

[  ] (b)   this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:____________________   _____________________________________________
                            NOTICE:  The signature to this assignment
must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:____________________   _____________________________________________
                            NOTICE:  To be executed by an executive
officer

                  OPTION OF HOLDER TO ELECT PURCHASE



     If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box:  [  ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount (in principal amount): ____________________.


Date:______________________________

Your Signature:  ______________________________________________________
                 (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ______________________________

                               EXHIBIT B
                               ---------

                          FORM OF CERTIFICATE
                          -------------------





                                       ____________________, __________


The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Administration
Global Finance Unit


          Re: Jones Lang LaSalle Finance B.V. (the "Company")
                9% Senior Notes due 2007 (the "Notes")
                --------------------------------------


Ladies and Gentlemen:

     This letter relates to ____________________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of July 26, 2000 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                            Very truly yours,

                            [Name of Holder]


                            By:
                                  Authorized Signature

                               EXHIBIT C
                               ---------


                       FORM OF CERTIFICATE TO BE
                     DELIVERED IN CONNECTION WITH
               TRANSFERS TO NON-QIB ACCREDITED INVESTORS
               -----------------------------------------





                                       ____________________, __________




The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Administration
Global Finance Unit


          Re: Jones Lang LaSalle Finance B.V. (the "Company")
                9% Senior Notes due 2007 (the "Notes")
                --------------------------------------


Ladies and Gentlemen:

     In connection with our proposed purchase of ____________________ aggregate principal amount of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 26, 2000 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                            Very truly yours,
                            [Name of Transferee]


                            By:
                                  Authorized Signature

                               EXHIBIT D
                               ---------

                FORM OF CERTIFICATE TO BE DELIVERED IN
          CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
          --------------------------------------------------





                                       ____________________, __________



The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Administration
Global Finance Unit


          Re: Jones Lang LaSalle Finance B.V. (the "Company")
                9% Senior Notes due 2007 (the "Notes")
                --------------------------------------


Ladies and Gentlemen:

     In connection with our proposed sale of _________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1)   the offer of the Notes was not made to a person in the United
States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                            Very truly yours,

                            [Name of Transferee]


                            By:
                                  Authorized Signature

                               EXHIBIT E
                               ---------




  FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL
       OR REGULATION S CERTIFICATED NOTE TO A RESTRICTED GLOBAL
  ------------------------------------------------------------------





                                       ____________________, __________


The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Administration
           Global Finance Unit


                 Re:  Jones Lang LaSalle Finance B.V.
                9% Senior Notes due 2007 (the "Notes")
                --------------------------------------


Ladies and Gentlemen:

           Reference is hereby made to the Indenture dated as of July 26, 2000 the ("Indenture") relating to the Notes. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

           This letter relates to __________ (being any integral multiple of _1,000) principal amount of Notes beneficially held through interests in the Regulation S Global or Regulation S Certificated Note (CUSIP (CINS) No. _________) with [Euroclear] [Clearstream] (Common Code No. ______) through
____________ in the name of ______________ (the "Transferor") [Euroclear] [Clearstream] account no. __. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global or Regulation S Certificated Note be transferred or exchanged for an interest in the Restricted Global (CUSIP No. _________) in the same principal denomination and transfer to ____________ ([DTC account no.] [Euroclear account no.] [Clearstream account no.] _________). If this is a partial transfer, a minimum of _1,000 and any integral multiple of _1,000 in excess thereof of the Regulation S Global or Regulation S Certificated Note will remain outstanding.

           In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated: ____________, ____

                                  [Name of Transferor]



                                  By: _____________________
                                  Name:
                                  Title:
                                  Telephone No.:





Please print name and address (including zip code number)